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              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, 33-53783 and 33-63384 and on
Form S-3 Nos. 33-50029 and 33-50953 of our summary report dated February 3, 1997 included as Exhibit 99(a) to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas - Oil and Gas Reserves" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" in such Annual Report on Form 10-K.



                                            /s/ RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS
                                            --------------------------
                                                RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS

Houston, Texas
February 25, 1997